                                                                     EXHIBIT 4.1

                           COLLECTORS UNIVERSE, INC.
                          CONSULTANT NONQUALIFIED PLAN

        This CONSULTANT NONQUALIFIED PLAN (the "Plan") is hereby established by Collectors Universe, Inc., a Delaware corporation (the "Company"), as of March 1, 1999 (the "Effective Date").

        1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified suppliers, experts and consultants and other service providers (collectively, "Service Providers") upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

        1.2 NONQUALIFIED OPTIONS. Service Providers are eligible to receive Nonqualified Options under the Plan. "Nonqualified Option" means any option to purchase Common Stock of the Company issued pursuant to this Plan that is not an Incentive Option as defined in Section 422 of the Code. Nonqualified Options shall be granted via a written agreement in substantially the form of Exhibit A or Exhibit B hereto (the "Nonqualified Option Agreements"). Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Company shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to a Nonqualified Option Agreement. Each Nonqualified Option Agreement may be different from each other Nonqualified Option Option Agreement.

        1.3 SHARES SUBJECT TO THE PLAN. A total of 1,175,700 shares of Common Stock may be issued under the Plan. For purposes of this limitation, in the event that (a) all or any portion of any Option granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to a Nonqualified Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Nonqualified Option, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

        1.4 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Company.

        1.5 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Nonqualified Options may be granted under the Plan thereafter, but Nonqualified Option Agreements then outstanding shall continue in effect in accordance with their respective terms.

                                    EXHIBIT A

                    CONSULTANT NONQUALIFIED OPTION AGREEMENT


        This NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is entered into as of ________, _____, by and between COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company"), and ________________ (the "Optionee"), pursuant to the authorization of CU's Board of Directors.

        1. GRANT OF OPTION. The Company hereby grants to Optionee a non - forfeitable option (the "Option") which shall entitle Optionee to purchase all or any portion of a total of _________________ (_______) shares of the Common Stock, par value $.001 per share, of the Company (the "Shares"), at a purchase price of ______ Dollars ($_____) per share (the "Exercise Price") and on the terms and subject to the conditions that are set forth in this Agreement. This Option is intended to constitute a nonqualified stock option and not an incentive stock option within the meaning of the Internal Revenue Code.

        2. VESTING OF OPTION.

                (a) The right to exercise this Option shall vest and, as a result, this Option shall become exercisable as follows:
                                                         -----------------------

-------------------------------------------------------------------------------.

                (b) Optionee and the Company are on this date entering into a Supplier Agreement (the "Supplier Agreement") pursuant to which Optionee will be consigning rare coins and related collectibles and materials ("Consigned Collectibles") to the Company, or its subsidiaries, for sale by the Company or such subsidiaries to third party purchasers and collectors. Notwithstanding Paragraph 2(a) above, for each _______________ dollars ($________) of gross revenues (as hereinafter defined) generated by the Company's sales of coins and related materials consigned to the Company by Optionee, pursuant to the Supplier Agreement, prior to _________, ____, this Option shall become exercisable shall vest and become exercisable with respect to ____________ (_____) of the Shares; so that, for example, if the gross revenues generated from sales by the Company or any subsidiary thereof of Consigned Collectibles were to total $_________ at the end of one year, $_________ at the end of the second year and $_________ at the end of the third year, then, this Option would vest as to _______ of the Shares on the first anniversary of the date hereof, and an additional ______ of the Shares on the second and third anniversaries, respectively, of the date hereof. If, on the other hand, any portion of the Option does not become vested prior to ________, ____, pursuant to the provisions of this Paragraph 2(b), then the unvested portion of this Option shall nevertheless vest and shall become exercisable pursuant to the provisions of Paragraph 2(a) above.

                (c) Notwithstanding any termination of the Supplier Agreement or any failure to generate the gross revenues set forth in Paragraph 2(b) above, this Option shall vest, with respect to any of the unvested Shares, as of ________, ____, and in all other respects this Agreement and the Option granted hereunder shall remain in full force and effect for its remaining term.

                (d) For purposes hereof the term "gross revenue" shall mean the sum total of (i) the actual hammer prices paid (excluding any buyer's fee) to the Company for coins consigned by Optionee for auction sale and sold by the Company pursuant to and during the term of the Supplier Agreement, and (ii) the actual sales prices paid to the Company for any Consigned Collectibles consigned by Optionee for gallery sale and sold by the Company, pursuant to and during the term of the Supplier Agreement.

        3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the expiration of ten (10) years from the date of this Agreement. No portion of this Option may be exercised after the termination of this Option. This Option shall not terminate as a result of any termination, whether by the Company or Optionee, of the Supplier Agreement.

        4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Section 2 or Section 9 hereof, and until the right to exercise this Option terminates in accordance with Section 3 above, any portion of this Option which has become vested, may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

                (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

                (b) a check or cash in the amount of the Exercise Price;

                (c) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be; and.

                (d) a signed Stockholders Agreement in substantially the form of Exhibit B hereto unless, at the time of such exercise, the Common Stock of the Company is registered under Section 12(b) or 12(g) under the Securities Act of 1934, as amended.

        5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and during the lifetime of the Optionee, may be exercised only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement shall be void and shall have no effect. If Optionee should die during the term of the Option, but before having exercised this Option in full as a result of his death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

        6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

                (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

                (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

        7. RESTRICTIVE LEGENDS.

                (a) Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

                (b) In addition, all stock certificates evidencing the Shares shall be imprinted with the restrictive legends set forth in the Stockholders Agreement referenced above and with any other restrictive legend that may be required by law.

        8. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Company to the aggregate number and kind of shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option.

        9. CHANGE IN CONTROL. In the event of a Change in Control (as defined in Exhibit A hereto) of the Company, (i) the vesting of this Option pursuant to
Section 2 above shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) the Company may take one or more of the following actions: (A) provide for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Optionee would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of this Option had this Option been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price, (B) adjust the terms of this Option in a manner determined by the Company to reflect the Change in Control, (C) cause this Option to be assumed, or new rights substituted therefor, by another entity, through the assumption of this Option, or the substitution for this Option of a new option of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event this Option, or the new option substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Company may consider equitable. Except to the extent that the Company arranges for the continuation of this Option or its assumption, in connection with any such Change of Control, upon consummation of the of the Change in Control, this Option shall terminate. The Company shall cause written notice of any proposed Change of Control transaction to be given to the Optionee not less than fifteen
(15) days prior to the anticipated effective date of the proposed transaction, provided that the failure to give such notice shall not affect the validity or effectiveness of any such Change of Control.

        10. NO INDEPENDENT CONTRACTOR OR EMPLOYMENT RELATIONSHIP CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuation of the Supplier Agreement or of any other independent contractor or employment relationship or arrangement between Optionee and the Company. The Company shall have the right, at any time, with or without cause, to terminate the Supplier Agreement, and any other relationship or arrangement relating to the provision of services by Optionee, either as an independent contractor or employee, to the Company that may exist in the future.

        11. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him for such Shares, notwithstanding the exercise of this Option.

        12. INTERPRETATION AND ENTIRE AGREEMENT.

                (a) The Board of Directors of the Company (the "Board"), or any Committee thereof so empowered by the Board, shall interpret and construe this Option, and any action, decision, interpretation or determination made in good faith by the Board or such Committee shall be final and binding on the Company and the Optionee.

                (b) This Agreement constitutes the entire agreement between the parties with respect to the subject-matter of this Agreement and supersedes any other prior or contemporaneous agreements (either written or oral) between the parties relating to the grant of the Option as contemplated by this Agreement and the other matters set forth in this Agreement.

        13. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attn: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the Company's employment or stock records.

        14. ANNUAL REPORTS. During the term of this Agreement, the Company will furnish to the Optionee copies of all annual financial and informational reports that the Company distributes generally to its shareholders; provided, however, that nothing herein shall require the Company to furnish copies of any reports to the Optionee that it does not furnished generally to its shareholders.

        15. GOVERNING LAW. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware.

        16. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

        17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

        18. CALIFORNIA CORPORATE SECURITIES LAW. The sale of the shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

                                    EXHIBIT A
                         DEFINITION OF CHANGE IN CONTROL


        CHANGE IN CONTROL. The term "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

                                    EXHIBIT B

                  FORM OF EXPERT NONQUALIFIED OPTION AGREEMENT


        This NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is entered into as of __________, _____ by and between COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company"), and ___________ (the "Optionee"), pursuant to the authorization of CU's Board of Directors.

        1. GRANT OF OPTION. The Company hereby grants to Optionee a non - forfeitable option (the "Option") which shall entitle Optionee to purchase all or any portion of a total of _____________ (_____) shares (the "Shares") of the Common Stock, par value $.001 per share, of the Company at a purchase price of ______ Dollars ($_____) per share (the "Exercise Price") and on the terms and subject to the conditions that are set forth in this Agreement. This Option is intended to constitute a nonqualified stock option and not an incentive stock option within the meaning of the Internal Revenue Code.

        2. VESTING OF OPTION.

                (a) The right to exercise this Option shall vest and, as a result, this Option shall become exercisable as follows:
                                                        ------------------------

-------------------------------------------------------------------------------.

                (b) Optionee and the Company are on this date entering into a ______________ Experts Agreement (the "Services Agreement") pursuant to which Optionee will be providing certain __________ Information (as defined in that Agreement) to the Company. Notwithstanding Paragraph 2(a) above, at the end of each period of 12 consecutive months while the Services Agreement continues in effect without a prior termination thereof by either or both of the parties, Optionee's right to exercise this Option shall vest as to ________________ (_____) of the Shares; so that, for example, if that Services Agreement continues in effect, without a termination thereof, for a five (5) year period, all _____ shares will have become vested in five annual consecutive installments of _____ shares each, by __________, _____. If, on the other hand, the Services Agreement were to terminate, for any reason whatsoever, prior to ____________, _____, the vesting of the right to purchase any of the Shares which have not become vested prior to the date of such termination, pursuant to this Paragraph 2(b), shall vest pursuant to the provisions of Paragraph 2(a) hereof.

                (c) Notwithstanding any termination of the Services Agreement, this Option shall vest, with respect to any of the Shares that were unvested as of the date of such termination, as of April 1, 2006, and in all other respects this Agreement and the Option granted hereunder shall remain in full force and effect for its remaining term.

        3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the expiration of ten (10) years from the date of this Agreement. No portion of this Option may be exercised after the termination of this Option. This Option shall not terminate as a result of any termination, whether by the Company or Optionee, of the Services Agreement.

        4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Section 2 or Section 9 hereof, and until the right to exercise this Option terminates in accordance with Section 3 above, any portion of this Option which has become vested, may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

                (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

                (b) a check or cash in the amount of the Exercise Price;

                (c) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be; and.

                (d) a signed Stockholders Agreement in substantially the form of Exhibit B hereto unless, at the time of such exercise, the Common Stock of the Company is registered under Section 12(b) or 12(g) under the Securities Act of 1934, as amended.

        5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and during the lifetime of the Optionee, may be exercised only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement shall be void and shall have no effect. If Optionee should die during the term of the Option, but before having exercised this Option in full as a result of his death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

        6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

                (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

                (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

        7. RESTRICTIVE LEGENDS.

                (a) Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

                (b) In addition, all stock certificates evidencing the Shares shall be imprinted with the restrictive legends set forth in the Stockholders Agreement referenced above and with any other restrictive legend that may be required by law.

        8. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Company to the aggregate number and kind of shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option.

        9. CHANGE IN CONTROL. In the event of a Change in Control (as defined in Exhibit A hereto) of the Company, (i) the vesting of this Option pursuant to
Section 2 above shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) the Company may take one or more of the following actions: (A) provide for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Optionee would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of this Option had this Option been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price, (B) adjust the terms of this Option in a manner determined by the Company to reflect the Change in Control, (C) cause this Option to be assumed, or new rights substituted therefor, by another entity, through the assumption of this Option, or the substitution for this Option of a new option of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event this Option, or the new option substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Company may consider equitable. Except to the extent that the Company arranges for the continuation of this Option or its assumption, in connection with any such Change of Control, upon consummation of the of the Change in Control, this Option shall terminate. The Company shall cause written notice of any proposed Change of Control transaction to be given to the Optionee not less than fifteen
(15) days prior to the anticipated effective date of the proposed transaction, provided that the failure to give such notice shall not affect the validity or effectiveness of any such Change of Control.

        10. NO INDEPENDENT CONTRACTOR OR EMPLOYMENT RELATIONSHIP CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuation of the Services Agreement or of any other independent contractor or employment relationship or arrangement between Optionee and the Company. The Company shall have the right, at any time, with or without cause, to terminate the Services Agreement, and any other relationship or arrangement relating to the provision of services by Optionee, either as an independent contractor or employee, to the Company that may exist in the future.

        11. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him for such Shares, notwithstanding the exercise of this Option.

        12. INTERPRETATION AND ENTIRE AGREEMENT.

                (a) The Board of Directors of the Company (the "Board"), or any Committee thereof so empowered by the Board, shall interpret and construe this Option, and any action, decision, interpretation or determination made in good faith by the Board or such Committee shall be final and binding on the Company and the Optionee.

                (b) This Agreement constitutes the entire agreement between the parties with respect to the subject-matter of this Agreement and supersedes any other prior or contemporaneous agreements (either written or oral) between the parties relating to the grant of the Option as contemplated by this Agreement and the other matters set forth in this Agreement.

        13. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attn: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the Company's employment or stock records.

        14. ANNUAL REPORTS. During the term of this Agreement, the Company will furnish to the Optionee copies of all annual financial and informational reports that the Company distributes generally to its shareholders; provided, however, that nothing herein shall require the Company to furnish copies of any reports to the Optionee that it does not furnished generally to its shareholders.

        15. GOVERNING LAW. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware.

        16. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

        17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

        18. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SHARES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SHARES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SHARES IS EXEMPT FROM SUCH QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATE SECURITIES LAW OF L968, AS AMENDED. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COLLECTORS UNIVERSE, INC.                   "OPTIONEE"


By:
   --------------------------------         ------------------------------------
                                                        (Signature)


                                            ------------------------------------
                                                    (Type or print name)

                                    EXHIBIT A
                         DEFINITION OF CHANGE IN CONTROL


        CHANGE IN CONTROL. The term "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.